UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 13, 2009
Hasbro, Inc.
(Exact name of registrant as specified in its charter)

Rhode Island (State or other jurisdiction of incorporation)	1-6682 (Commission File Number)	05-0155090 (IRS Employer Identification No.)

1027 Newport Ave., Pawtucket, Rhode Island (Address of principal executive offices)	02862 (Zip Code)
(401) 431-8697
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-4.1 Second Supplemental Indenture dated as of May 13, 2009 between Hasbro, Inc. and The Bank of Nova Scotia Trust Company of New York, as trustee, supplementing the Indenture

Item 1.01 Entry into a Material Definitive Agreement.
     On May 13, 2009, Hasbro, Inc. (the “Company”) completed its previously reported offering of $425 million aggregate principal amount of 6.125% Notes due 2014 (the “Notes”). In connection with the closing of the issuance and sale of the Notes, the Company entered into a second supplemental indenture (the “Second Supplemental Indenture”) with The Bank of Nova Scotia Trust Company of New York, as trustee, relating to the Notes. Copies of the Second Supplemental Indenture, including the form of the Notes, are filed herewith as exhibits and incorporated by reference herein.
     The Notes are senior unsecured debt obligations of the Company. There is no sinking fund for the Notes. The Notes mature on May 15, 2014 and bear interest at a rate of 6.125% per annum. If the rating on the Notes from Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services or Fitch Ratings is reduced to Ba1, BB+ or BB+, respectively, or below, the per annum interest on the Notes will increase as set forth in the Second Supplemental Indenture. If any of the ratings agencies subsequently increases its rating with respect to the Notes, the per annum interest rate will be decreased as set forth in the Second Supplemental Indenture. In no event will the per annum interest rate on the Notes be reduced below 6.125% or exceed 8.125%.
     The Company may redeem the Notes in whole at any time or in part from time to time, at its option at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of 30-day months) at the Treasury Rate (as defined in the Second Supplemental Indenture), plus 50 basis points, plus in each case, accrued and unpaid interest thereon to the date of redemption.
     If the Company experiences a Change of Control Repurchase Event (defined as a change of control combined with a below investment grade rating event), it will be required, unless it has exercised its right to redeem the Notes, to offer to purchase the Notes at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest thereon to the date of purchase.
     The preceding description of the Second Supplemental Indenture and the Notes is qualified in its entirety by the Second Supplemental Indenture, including the form of the Notes, filed herewith as exhibits.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.
Item 8.01 Other Events
     In order to furnish certain exhibits for incorporation by reference into the Company’s Registration Statement on Form S-3 (File No. 333-145947), previously filed with the Securities and Exchange Commission, the Company is filing the Second Supplemental Indenture and the form of the Notes as exhibits hereto.

Item 9.01 Financial Statements and Exhibits
     (d) Exhibits
4.1	Second Supplemental Indenture dated as of May 13, 2009 between Hasbro, Inc. and The Bank of Nova Scotia Trust Company of New York, as trustee, supplementing the Indenture dated as of March 15, 2000.

4.2	Form of 6.125% Notes due 2014 (attached as Exhibit A to the Second Supplemental Indenture filed as Exhibit 4.1 hereto).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HASBRO, INC.
By:	/s/ David D.R. Hargreaves
	Name:	David D.R. Hargreaves
	Title:	Chief Operating Officer and Chief Financial Officer (Principal Financial and Accounting Officer)

Date: May 13, 2009

EXHIBIT INDEX

Exhibit No.	Description
4.1	Second Supplemental Indenture dated as of May 13, 2009 between Hasbro, Inc. and The Bank of Nova Scotia Trust Company of New York, as trustee, supplementing the Indenture dated as of March 15, 2000.

4.2	Form of 6.125% Notes due 2014 (attached as Exhibit A to the Second Supplemental Indenture filed as Exhibit 4.1 hereto).

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